Exhibit 32

CERTIFICATION

Pursuant to 18 U.S.C. 1350, the undersigned Chief Executive Officer and Chief Financial Officer, respectively, of Canterbury Park Holding Corporation (the “Company”) herby certifies that:

(1)	The accompanying quarterly report on Form 10-Q for the period ended September 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CANTERBURY PARK HOLDING CORPORATION

Dated:  November 14, 2018/s/ Randall D. Sampson

Randall D. Sampson,

President and Chief Executive Officer

Dated:  November 14, 2018/s/ Robert M. Wolf

Robert M. Wolf,

Chief Financial Officer